                                                                 EXHIBIT 10.4(b)


                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement by and between Raymond V. Malpocher ("Executive") and Telex Communications Holdings, Inc., a Delaware corporation (formerly known as Telex Communications, Inc.), dated April 14, 2003, as assigned to Telex Communications, Inc. on November 19, 2003 (the "Employment Agreement"), is made and entered into this 14th day of January, 2004.

         Section 8 of the Employment Agreement shall be amended as follows:

         8.       Stock Purchase

                  Executive shall purchase 300,000 units ("Units") at a purchase price of $0.30 per Unit. Each Unit shall consist of one share of unregistered common stock of Telex Communications Holdings, Inc., par value $.01 per share (the "Common Stock") and one-third of an option ("Option"). An Option is the right, but not the obligation, to purchase a share of Common Stock at a price of $15.00 per share for a period of five (5) years. The Units will be purchased pursuant to and upon completion of a mutually acceptable restricted stock and option agreement containing terms customary and typical of such agreements, including restrictions on transfer.

                  Executive shall file an IRS Section 83(b) election with respect to such stock purchase within thirty (30) days of such purchase. Executive's purchase of the Units shall be subject to the optional repurchase of such Units, free and clear of all liens, by Telex Communications Holdings, Inc. in the 90 days following any termination of employment from the Company (including as a result of Executive's death or Disability) (the date Executive ceases to be employed being the "Termination Date") at a price equal to the original purchase price, pursuant to the following schedule:

                  If Termination Date Occurs:             Number of Units Subject to Repurchase
                  On or prior to 2 years after 5/1/03                      300,000

                  On or prior to 3 years after 5/1/03                      200,000

                  On or prior to 4 years after 5/1/03                      100,000

                  Thereafter                                                     0


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                  The call option shall terminate upon a sale of all or
                  substantially all of the assets of the Company to an entity under different control or other transaction that results in a change of control of the Company or Telex Communications Holdings, Inc.

                  Executive shall complete the purchase of the Units by January 14, 2004.

         All other provisions of the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby execute this Amendment to Employment Agreement as of the date first above written.

EXECUTIVE:


--------------------------------
Raymond V. Malpocher

TELEX COMMUNICATIONS, INC.                   TELEX COMMUNICATIONS HOLDINGS, INC.


By:                                          By:
   -----------------------------                --------------------------------

Its:                                         Its:
    ----------------------------                 -------------------------------



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